Exhibit 10.1

NOTE MODIFICATION AGREEMENT

This Note Modification Agreement (the "Agreement") is made and entered into effective as of June 1, 2013 (the "Effective Date") by and between LAZARUS ENERGY, LLC, a Delaware limited liability company (the "Borrower"), whose mailing address is 801 Travis, Suite 2100 Houston, Texas 77002, JONATHAN P. CARROLL ("Jonathan Carroll"), whose mailing address is801 Travis, Ste 2100 Houston, TX, GINA L. CARROLL ("Gina Carroll"), whose mailing address is 801 Travis, Ste 2100 Houston, TX, LAZARUS ENERGY HOLDINGS, LLC, a Delaware limited liability company ("LEH"), whose mailing address is 801 Travis, Ste 2100, Houston, TX 77002, GEL TEX MARKETING, LLC, a Delaware limited liability company ("GEL"), whose mailing address is 919 Milam, Ste 2100, Houston, TX 77002, MILAM SERVICES, INC., a Delaware corporation "Milam"), whose mailing address is 919 Milam, Ste 2100, Houston, TX 77002 and AMERICAN FIRST NATIONAL BANK, a national banking association (the "Lender"), whose mailing address is 9999 Bellaire Blvd., Houston, Harris County, Texas 77036, as follows:

WITNESSETH:

WHEREAS, the Borrower is indebted to the Lender as evidenced by that one (1) certain Promissory Note (the "Note") dated as of September 29, 2008, in the original principal amount of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00) payable to the order of FIRST INTERNATIONAL BANK ("FIB"); and

WHEREAS, the Note is secured by, among other instruments, a Deed of Trust (with Security Agreement and Assignment of Rents) (the "Deed of Trust") of even date with the Note, executed by the Borrower, as mortgagor, to W.R,. KERR, TRUSTEE, for the use and benefit of the Lender, duly filed for record under Document No. 00038523 and in Volume 1479, Pages 196 et seq. in the Official Public Records of Real Property of Wilson County, Texas, which Deed of Trust covers the following described real property, to-wit:

See Exhibit "A", which is attached hereto and incorporated herein by reference for all purposes

and

WHEREAS, the Note is further secured by, among other instruments, a Security Agreement (the "Security Agreement") of even date with the Note, executed by the Borrower, as debtor, in favor of FIB, as secured party, which Security Agreement covers various items of collateral, as described in and covered by one (1) or more Financing Statements, duly filed in the Uniform Commercial Code Records of the states of Delaware and Texas, as appropriate; and

WHEREAS, the Note and other indebtedness of the Borrower are personally guaranteed by JONATHAN CARROLL, also sometimes known as JONATHAN PITTS CARROLL, SR., GINA CARROLL and LEH (collectively, a "Guarantor", whether one (1) or more, and the Note and the loan evidenced thereby (the "Loan") are subject to the terms of a Loan Agreement (the "Loan Agreement") of even date with the Note by and between the Borrower, each Guarantor and FIB; and

WHEREAS, the Deed of Trust, the Security Agreement, the Loan Agreement, each of the Guarantor's respective guarantees described above, and any other assignments, security agreements, financing statements, loan agreements or guaranty agreements relating to the Note are hereinafter collectively referred to as "Security Instruments", all liens, security interests and assignments securing the Note (including, without limitation, the Deed of Trust), are hereinafter collectively referred to as "Liens", and any terms defined in the Note and not redefined in this Agreement shall have the same meanings herein as therein; and

WHEREAS, the Note and the Loan are subject to a Forbearance Agreement (the "Forbearance Agreement") dated effective as of August 12, 2011 by and between FIB, the Borrower, each Guarantor, GEL and Milam, which Forbearance Agreement concerned certain defaults by the Borrower under the terms of the Loan, forbearance periods and various other matters; and

WHEREAS, on September 30, 2011, FIB was closed by banking regulators, the FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") was appointed its receiver, and as Receiver of FIB, the FDIC sold the Loan, the Note, the Security Instruments and the Liens, together with all rights thereunder and thereto, to the Lender; and

WHEREAS, the Forbearance Agreement provided for two (2) forbearance periods, the first period (the "First Forbearance Period") commencing on the date of the Forbearance Agreement and ending August 12, 2012, and the second period (the "Second Forbearance Period") commencing August 12, 2012 and ending August 12, 2013, with the continuation of forbearance during the Second Forbearance Period being dependent whether certain conditions were met by the end of the First Forbearance Period; and

WHEREAS, the Borrower now desires to modify the Note, ratify the Liens and confirm that they continue to secure the Note, as modified hereby, and confirm that conditions permitting the Second Forbearance Period to commence have been met, and the Lender, the legal owner and holder of the Note and the Liens, in consideration of the premises and at the request of the Borrower, has agreed to modify the Note and confirm that the conditions required for the Second Forbearance Period have been met; and

WHEREAS, the parties acknowledge that the U.S. DEPARTMENT OF AGRICULTURE ("USDA") owns a portion of the Loan, the Note, the Security Instruments, the rights thereunder, and the Liens, and that approval by the USDA is required before this Agreement is effective; and

WHEREAS, approval of the matters covered hereby has been obtained from the USDA:

NOW, THEREFORE, in consideration of the premises, the Borrower, each Guarantor, GEL, Milam and the Lender agree as follows:

1.   EXTENSION OF FORBEARANCE PERIOD. The Borrower and each Guarantor represent and warrant that all conditions set forth in the Forbearance Agreement which are necessary for the Borrower to attain in order to qualify for the Second Forbearance Period have been met. GEL and Milam acknowledge that the Services (as contemplated by the Construction Agreement) have been completed under the Construction Contract (as defined in the Forbearance Agreement). The Lender confirms that the conditions set forth in the Forbearance Agreement which are necessary for the Borrower to attain in order to qualify for the Second Forbearance Period have been met, and subject to any other provision of the Forbearance Agreement providing for its earlier termination, the Second Forbearance Agreement is extended to August 12, 2013.

2.          NOTE MODIFICATION(S). As of the Effective Date, the outstanding principal balance of the Note is NINE MILLION TWO HUNDRED NINETY-EIGHT THOUSAND ONE HUNDRED EIGHTY-THREE AND 18/100 DOLLARS ($9,298,183.18). No further sums remain to be advanced under the Note. The following amendments are made to the Note:

(a) Beginning one (1) month after the Effective Date, the Note shall be payable in monthly installments of principal including interest, all of such installments, except for the last, being in the amount of SEVENTY-FIVE THOUSAND THREE HUNDRED TEN AND 35/100 DOLLARS ($75,310.35) each (or such greater amounts as may be required on account of the adjustment of the interest rate as provided for herein), the first such installment being due and payable one (1) month after the Effective Date, and each subsequent installment shall be due and payable on the same day of each succeeding calendar month thereafter until October 1, 2028, when the then remaining unpaid balance of principal of this Note, plus accrued interest, shall mature and finally become due and payable.

(b) Beginning on the Effective Date, the Note shall bear interest, except on past due sums, at a per annum rate equal to the lesser of either (i) the Prime Rate (as defined in the Note) plus TWO AND 25/100 PERCENT (2.25%), floating (which, if based on the Prime Rate in effect on the Effective Date, would result in a per annum interest rate of FIVE AND 50/100 PERCENT (5.50%)), or (ii) the Maximum Rate (as hereinafter defined) permitted by applicable law. All sums which become past due after the Effective Date shall bear interest as provided for in the Note for past due sums.

(c) The installments of principal and interest applicable to the Note, as modified hereby, have been calculated based on amortization of principal over a period of one hundred eighty-four (184) months and an interest rate of FIVE AND 50/100 PERCENT (5.50%) per annum. If the interest rate on the Note, as modified hereby, at any time after the effective date hereof exceeds FIVE AND 50/100 PERCENT (5.50%) per annum, the Borrower agrees that the Lender may recalculate the amount of the installment payments due under the Note, as modified hereby, to be sufficient to amortize the then outstanding principal balance of the Note, as modified hereby, over the remainder of its original period of amortization at the new interest rate, as provided for in the Note.

(d) After the Effective Date, if the Lender has not received the full amount of any installment payment due under the Note, as modified hereby, the Borrower understands that the Lender may impose, and if imposed, the Borrower shall pay to the Lender, a late charge in an amount and at such time as is provided for in the Note. These provisions shall not waive, modify or extend payment due dates or the Borrower's obligations to timely pay all installments due under the Note, as modified hereby.

(e) After the Effective Date, the Borrower agrees and understands that the pre-payment provisions contained in the Note shall remain in effect.

3.          USURY SAVINGS CLAUSE. It is the intention of the parties hereto to strictly comply with and conform to all applicable law, including usury laws. Accordingly, notwithstanding any provision of the Note, as modified hereby, any of the Security Instruments, any other document, instrument or agreement evidencing, securing or entered into in connection with the Note, as modified hereby, or the loan transaction evidenced thereby, it is expressly stipulated and agreed as follows:

(a) in no event shall the Borrower or any other liable party be required to pay interest in excess of the maximum non-usurious contract rate of interest (determined from time to time if the applicable maximum rate is a floating rate) that the Lender may charge the Borrower under applicable law and in regard to which the Borrower would be prevented successfully from raising the claim or defense of usury (the "Maximum Rate"), nor under any circumstances shall the aggregate of all consideration which constitutes interest under applicable law and taken, reserved, charged, received, contracted for, chargeable or receivable under the Note, as modified hereby, any of the Security Instruments, any other document, instrument or agreement evidencing, securing or entered into in connection with the Note, as modified hereby, or the loan transaction evidenced thereby, exceed the maximum amount of interest allowed by applicable law, and any excess interest shall be deemed a mistake and canceled automatically or, if theretofore paid, shall, at the option of the holder of the Note, as modified hereby, either be refunded to the Borrower or credited on the Note, as modified hereby, or any other obligation of the Borrower or any other liable party to the holder hereof; and

(b) in the event the maturity of the Note, as modified hereby, is accelerated for any reason before the due date thereof, or in the event of any prepayment hereof, then such consideration that constitutes interest under applicable law may never include or exceed more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in the Note, as modified hereby, or otherwise shall be canceled automatically as of the date of such acceleration or prepayment, and, if theretofore paid, shall, at the option of the holder of the Note, as modified hereby, either be refunded to the Borrower or credited on the Note, as modified hereby, or any other obligation of the Borrower or any other liable party to the holder hereof.

In determining whether or not interest paid or payable exceeds the Maximum Rate, Lender and Borrower shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the indebtedness evidenced by the Note, as modified hereby, so that interest for the entire term does not exceed the Maximum Rate. The term "applicable law" shall mean the weekly ceiling from time to time in effect, as provided for in Chapter 303.002 of the Texas Finance Code, as amended, and also includes such other laws of the State of Texas and the United States, as such laws now exist or may be amended or changed in the future, or any new law enacted which is applicable to the Note, as modified hereby, or similar loans, whichever allows the greater rate of interest, provided however, it is expressly agreed that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit accounts), shall not apply to this Note, as modified hereby, and the loan transaction contemplated thereby. The term "other liable party" includes, but is not limited to, the Borrower and each Guarantor.

4.           LIEN CONTINUATION AND OTHER PROVISIONS. The Liens are hereby ratified and confirmed as continuing to secure payment of the Note, as modified hereby. Nothing herein shall in any manner diminish, impair or extinguish the Note, as modified hereby, any of the Security

Instruments, the Forbearance Agreement or the Liens securing the Note, as modified hereby. The Liens are not waived. To the extent of any conflict between the Note, as modified hereby, or the Forbearance Agreement, on the one hand, and this Agreement, on the other hand, this Agreement shall control. Except as hereby expressly modified, all terms of the Note, the Forbearance Agreement and the Security Instruments remain in full force and effect. This Agreement (a) shall bind and benefit the Borrower, each Guarantor, GEL, Milam, the Lender and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns; (b) may be modified or amended only by a writing signed by each party; (c) shall be governed by the laws of the State of Texas and, to the extent applicable, the laws of the United States of America; (d) may be executed in several counterparts, and each original agreement shall be enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement; and (e) embodies the entire agreement and understanding between the parties with respect to the modification of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Any exhibits, appendices and annexes described in this Agreement as being attached to it are hereby incorporated into it. The headings in this Agreement shall be accorded no significance in interpreting it.

5.            RELEASE. The Borrower and each Guarantor acknowledge that there are no existing claims or defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Note, any of the Security Instruments, or any other document, agreement or instrument executed or delivered in connection with, to evidence or as security for the Note. The Borrower and each Guarantor, for each of themselves and on behalf of their respective heirs, executors, predecessors, successors, assigns, officers, directors, employees, agents and servants (collectively, the "Releasing Parties") releases, acquits, and forever discharges the Lender, its predecessors, successors, assigns, officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Releasing Parties, or any of them, has now or might have in the future, known or unknown, now existing or which might arise hereafter based on facts and events occurring through the date hereof, directly or indirectly attributable to the Note, any of the Security Instruments, or any other document, agreement or instrument executed or delivered in connection with, to evidence or as security for the Note, it being intended that this Agreement shall release all claims of any kind or nature that any of the Releasing Parties might have against those hereby released whether asserted or not.

6.            USDA APPROVAL LETTER. A copy of the USDA's approval letter dated December 12, 2012 (the "Letter") concerning matters set forth herein is attached as Exhibit "B" and is incorporated herein by reference. To the extent of any conflict between the Letter, on one hand, and this Agreement, the Note, any Security Instrument or the Forbearance Agreement, on the other hand, this Letter shall control, except the end of the Second Forbearande Period is not extended beyond August 13, 2013.

7.            JOINDER OF GEL AND MILAM. The parties acknowledge and agree that GEL and Milam are parties to this Agreement for the sole and limited purposes of delivering the acknowledgment in the second sentence of Section 1 of this Agreement and agreeing to the terms of Sections 4, 5 and 6 of this Agreement.

This written loan agreement represents the final agreement between the parties, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties relating to this Loan.

This Agreement has been executed on the dates of the acknowledgment of the respective parties as shown below, but is effective as of the Effective Date.

BORROWER:

LAZARUS ENERGY, LLC

By:	/s/ JONATHAN P. CARROLL
Printed Name:	Jonathan Carroll
Title:	Director

GUARANTOR:

/s/ JONATHAN P. CARROLL
JONATHAN P. CARROLL, Individually

/s/ GINA L. CARROLL
GINA L. CARROLL, Individually

LAZARUS ENERGY HOLDINGS, LLC

By:	/s/ JONATHAN P. CARROLL
Printed Name:	Jonathan Carroll
Title:	Director

LENDER:

AMERICAN FIRST NATIONAL BANK

	By:	/s/ ANALIZA DEL VALLE
	Printed Name:	Analiza Del Valle
	Title:	SVP

OTHER PARTIES:

GEL TEX MARKETING, LLC

	By:	/s/ R.V. DEERE
	Printed Name:	R.V. Deere
	Title:	CFO

MILAM SERVICES, INC.

	By:	/s/ R.V. DEERE
	Printed Name:	R.V. Deere
	Title:	CFO

THE STATE OF TEXAS §

COUNTY OF Harris

This instrument was acknowledged before me on May 2nd, 2013 by Jonathan P. Carroll, the Director of LAZARUS ENERGY, LLC, a Delaware limited liability company, on behalf of said company.

( Notary Seal)
/s/ JENNIFER M. HARVEY
Notary Public, State of Texas

THE STATE OF TEXAS §

COUNTY OF Harris

This instrument was acknowledged before me on May 2nd, 2013 by JONATHAN P. CARROLL.

( Notary Seal)
/s/ JENNIFER M. HARVEY
Notary Public, State of Texas

THE STATE OF TEXAS §

COUNTY OF Harris

This instrument was acknowledged before me on May 2nd, 2013 by GINA L. CARROLL.

( Notary Seal)
/s/ JENNIFER M. HARVEY
Notary Public, State of Texas

THE STATE OF TEXAS §

COUNTY OF Harris

This instrument was acknowledged before me on May 2nd, 2013 by Jonathan P. Carroll, the Director of LAZARUS ENERGY HOLDINGS, LLC, a Delaware limited liability company, on behalf of said company.

( Notary Seal)
/s/ JENNIFER M. HARVEY
Notary Public, State of Texas

THE STATE OF TEXAS §

COUNTY OF Harris

This instrument was acknowledged before me on May 3rd, 2013 by ANALIZA VALLE, the S.V.P. of AMERICAN FIRST NATIONAL BANK, a national banking association, on behalf of said national banking association.

( Notary Seal)
/s/ QUYEN LE TRAN
Notary Public, State of Texas

THE STATE OF TEXAS §

COUNTY OF Harris

This instrument was acknowledged before me on May 1st, 2013 by R.V. DEERE, the CFO of GEL TEX MARKETING, LLC, a Delaware limited liability company, on behalf of said company.

( Notary Seal)
/s/ JANEL R. WHITE
Notary Public, State of Texas

THE STATE OF TEXAS §

COUNTY OF Harris

This instrument was acknowledged before me on May 1st, 2013 by Jonathan P. Carroll, the R.V. DEERE, the CFO of MILAM SERVICES, INC., a Delaware corporation, on behalf of said corporation.

( Notary Seal)
/s/ JANEL R. WHITE
Notary Public, State of Texas

Doc                  Bk            V I            Pg
800147E6 DP                             I 34Z 702

BETTERSWORTII & ASSOCIATES, INC.
ENGINEERS - SURVEYORS - CONSULTANT'S EAST
MOUNTAIN STREET, SEGUIN, TEXAS 78155
22780'                                        MO) 379.5552 FAX (83o) 379.5553
754.51                                        &Midi! kaigiatteraworthassac.com
727804)-W
Mara 2, 20D6                                        larra L REINENOER, P.E.

66.309 ACRE TRACT

Being a 68.309 ACRE TRACT situated George McPeters Survey, A-419, Wilson County, Texas. Said 56.308 ACRE' TRACT is that tract conveyed by Bill Klingemann, Substitute Trustee, to Notre Dame Investors, Inc, by Substitute Trustee's Deed, in Volume 1159 et Page 609, dated May 06, 2003 and is comprised of all the tract- called 51.30 acres in conveyance from Leal Petroleum Corporation to American Petro Chemical Corporation recorded in Volume 842 at Page 705 and all of a tract called 5,000 acres in conveyance from Notre Dame Refining Corporation to American Petro Chemical 'Corporation recorded in Volume 1049 at Page 551 of the. Official Records of said county and being described by metes and bounds as follows:

BEGINNING at a one-half Inch diameter rebar set with cap (B&A) marking the northwest corner of the tract herein described, same being the northwest corner of said 51.30 acre tract, northeast corner of a tract called Tract 2-B (41.246 acres) in Volume 685 at Page 101, lying' in the south line of a tract called 7.654 acres in Volume 271 at Page 30, further described as lying in the south line of U.S. Highway No. 87; said point bears N 76° 16' 00' E. 1495.62 feet from a concrete right of way marker found;

THENCE with a segment of the north fine of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 7.654 acre tract, along a segrrient of the south line of U.S. Highway 87, N 76° 16' 00" E, 140.71 feet (called N 76° 16' E, 140.0 feet — bads of bearing) to a one-half inch diameter rebar set with cap (EISA) marking a north corner of the tract herein described, same being the north corner of said 51.30 acre tract, northwest corner residue celled 640 acres in Volume X at Page 136;

THENCE continuing with the north line of the tract herein described, same being the common line of said 51.30 acre tract with that of said residue 640 acre tract and a tract called 1.666 acres In Volume 1030 at Page 772 as follows:

S 13° 27' 49" E. 208.63 feet (called S 13° 37' E, 207.4 feet) to a five-eighths inch diameter rebar found near a two way fence corner,

N 76° 28' 34" E, 368.79 feet (called N 76° 29' E, 368.4 feet) to a one-half inch diameter rebar set with cap (B&A),

N 76° 28' 28' E, 31.40 feet (called N 76° 49' E, 31.4 feet) to a five-eighths inch diameter mbar found near a two way fence corner,

S 13° 55' 25" E, 238.17 feet (called S 140 00' E, 238.0 feet) to a five-eighths inch diameter rebar found marking a re-entrant corner of the tract herein described, same being the southwest corner of said residue 640 acre tract,

N 76° 06' 05" E, at 388.77 feet a one Inch diameter iron pipe found and at, 38862, (N 76° 16' E, 388.1 feet) to a one-half inch diameter rebar set with cap (B&A) marking a re-entrant corner of he tract herein described, same being the southeast corner of said residue 640 acre tract and
N 13° 36' 45" W, at 1.84 feet a one Inch diameter iron pipe found and at 446.92 feet (called N 13° 37' W, 447.1 feet) to a one-half Inch diameter rebar found marking a north corner •of the tract herein described, same being the northeast corner of said 1.666 acre tract, Tying in the south line of said 7.654 acre tract, further described as lying in the south line of U.S. Highway 87;

THENCE continuing with the north line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 5.000 acre tract with that of said 7.654 acre tract, along a segment of the south line of U.S. Highway 87 as follows:
N 76° 16' 00" E, 275.15 feet (called N 76° 16' E, 276.3 feet) to a railroad spike found In asphalt driveway,

N 81° 58' 38° 5,100.60 feet (called N 82° 12' 5, 99.2 feet) to a one-half inch diameter rebar set

EXHIBIT A

Doc                  Bk
eiee.14706                             1342
OP                        703

22760°

754.61
22780-D4N

56.309 ACRES March Z 2008

with cap (B&A),
N 76° 16' 04" E, .800.00 feet (called N 76° 14' E, 800.5 feet) to a one-half inch diameter rebar set with cap (B&A),
N 70° 33' 22" E, 100.50 feet (called N 70° 43' E, 101.2 feet) to a concrete right of way marker found broken, and
N 76° 16' 00" E, 464.56 feet (In total called No record call, and N 75° 02''04" E, 278 feet) to aene-half inch diameter rebar set with cap (B&A) marking the northeast corner of the tract herein described, same being the northeast corner of said 5.000 acre tract, lying In-the south line of said 7.654 acre tract, being the northwest corner of a tract called 200.008 acres In Volume 691 at Page 41; said point bears S 76° 16' 00" W, 278.37 feet from an iron pipe found;

THENCE with the east line of the tract herein described, same being a segment of the common line of said 6.000•acre tract and said 51.30 acre tract with that of said 200.008 acre tract as follows:

S 13° 43' 44° E, 78178 feet (called S 15° 01' E, 783.5 feet) to a five-eighths inch diameter rebar found near a two way fence corner marking the east most southeast corner of the tract herein described, same being the southeast corner of said 6.000 acre tract, re-entrant corner of said 200.008 acre tract,
S 76° 16' 39° W, 277.87 feet (called S 75° D2' 04" W, 278 feet) to a 1Na-eighths inch diameter rebar found marking a re-entrant corner of the tract herein described, same being the southwest corner of said 5.000 acre tract, lying in the east tine of said 51.30 acre tract and being a north corner of said 200.008 acre tract, and
S 13° 24' 23° E, 261.29 feet (called S 13° 24' E, 261.7 feet) to a four inch diameter iron pipe past fence corner marking the south most southeast corner of the tract herein described, same being the-southeast corner of said 51.30 acre tract and re-entrant corner of said 200.008 acre tract;

THENCE with the south line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 200.008 acre tract as follows:
S 76° 08' 20" W, 768.00 feet (called S 76° 10' W, 768.0 feet) to a one-half inch diameter rebar set with cap (13&A), and
S 76° 15' 20" W, 1619.78 feet (called S 760 17' W, 1619.8 feet) to a five-eighths inch diameter rebar found near a three way fence corner marking the southWest corner of the tract herein described, same being the southwest corner of said 51.30 acre tract, lying in the north line of said 200.008 acre tract and being the southeast corner of said 41.245 acre tract

THENCE with the west line of the tract herein described, same being the common line of said 51.30 acre beet and said 41.245 acre tract as follows:
N 13° 57' 38" W, 223.50 feet (called N 13" 55' W, 223.5 feet) to a one-half inch diameter rebar set with cap (88A),
N 13° 53' 37" W, 373.70 feet (called N 13° 51' W, 373.7 feet) to a fence post, and
N 13° 49' 38" W, 449.84 feet (called N 13° 47' W, 448.8 feet) to the PLACE OF BEGINNING and containing 56.300 ACRES OP LAND.

I hereby certify that on February 13, 2006 a visual inspection of the tract (field notes„.ph.erei7fore described) and appeared to be the same as when surveyed o . gro unde , s173n in

December 2000.

el L. REI ING R,                                33

USDA

United States Department of Agriculture

Rural Development

OFFICE OF THE STATE DIRECTOR

Ms. AnaLiza del Valle, Senior Vice President/SBA Manager American First National Bank
9999 Bellaire Boulevard Houston, Texas 77036

RE: Lazarus Energy, LLC
Nixon, Wilson County, Texas
Forbearance Agreement
Business & Industry Guarantee Loan Servicing — $10,000,000
12 DEC 2012

Dear Ms. del Valle:

This is in response to your October 25, 2012, memorandum and accompanying attachments. You have requested concurrence for the following servicing actions: 1) Extension of the Forbearance Agreement for the period of October 25, 2012, through October 25, 2013; 2) reamortization of the loan; 3) application of the additional payment of $83,333.33 from Genesis Energy, LLC (GEL) to go towards the $526,971.96 accrued interest on the Guaranteed Loan. Once the repaid interest has been paid, the $83,333.33 amount will be deposited into the Payment Reserve Account for a period of 12 months.

As part of previous servicing transaction, both Genesis and Lazarus asked the lender to forbear foreclosing on the refinery for a total of 24 months, split into two 12 months segments.

In the event of continued non-monetary default, the forbearance agreement could be extended for an additional 12 months if all three of the following conditions were met: Lien Holder submitted payments in the amount of either the Tank Storage Fee or Regular Monthly Payment, as applicable, during each of the twelve (12) months of the Forbearance Period; The Services must have been completed under the Construction Contract; The Facility must be operational and generating Gross Profits to the extent that Lien Holder is receiving regular monthly payments.

Based on the information provided, we concur with your request. However, in the event the borrower is unable to make the regular required payments and perform under the terms of the Forbearance Agreement, your lending institution should proceed to maximize recovery. Please note that RD Instruction 4279-A, section 4279.72(a), states in part: "The guarantee will be unenforceable to the extent that any loss is occasioned by a provision of interest on interest."

In the process of reamortizing the loan, please ensure that there is no capitalization of unpaid interest. Compounded interest is prohibited under Agency regulations.

101 South Main - Federal Building, Suite 102. Temple, TX 76501
Phone: (254) 742-9780 • Fax (254) 742-9753 • TDD: (254) 742-97122'• Web: http://www.rurdev.usda cloy

Committed to the future of rural communities.

"USDA is an equal opportunity provider, employer and lender."
To file a complaint of discrimination write USDA, Director, Office of Civil Rights, 1400 Independence Avenue, SW.,
Washington, DC 20250-9410 or call (800) 795-3272 (voice) or (202)720-6382 (TDD).

EXHIBIT B

Ms. del Valle	Page 2

In the process of modifying the original promissory note, the original promissory note is not to be terminated. The termination of the original promissory note will cancel the Loan Note Guarantee.

You must ensure that the borrower continues to demonstrate satisfactory progress towards resolving environmental issues.

The Agency acknowledges that the borrower has completed the Blue Dolphin Energy Company transaction without the lender's or Agency's concurrence. We note that your legal counsel has provided an opinion stating that it does not believe that the guaranteed loan and security for such was adversely impacted by the transaction.

Should you have any questions or need additional information, please contact Daniel Torres, Business and Cooperatives Programs Director, or Shelton C. Rhodes, Loan Specialist, at (254) 742-9780.

Sincerely,

/s/ FRANCISCO VALENTIN, JR.
Francisco Valentin, Jr. State Director